UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2007

ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Setting of Named Executive Officer Annual Salaries

On January 23, 2007, at a regularly scheduled meeting of the Board of Directors of Rollins, Inc. (“the Company”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved compensation for the Company’s principal executive officer, principal financial officer and the other most highly compensated executive officers (collectively, the “Named Executive Officers”) identified in the Company’s most recent proxy statement. The base annual salary for the Named Executive Officers increased to the following levels, effective January 1, 2007: $900,000 to the Company’s Chairman of the Board of Directors, R. Randall Rollins; $600,000 to the Company’s Vice President, Glen W. Rollins; $400,000 to the Company’s Chief Financial Officer and Treasurer, Harry J. Cynkus; and $385,000 to the Company’s Senior Vice President and Secretary, Michael W. Knottek. Base salary for Mr. Gary W. Rollins, President, Chief Executive Officer and Chief Operating Officer remained the same at $1,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: January 26, 2007	By:	/s/Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Chief Financial Officer and Treasurer

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